                                                                    EXHIBIT 99.1

                                                                 POWEREADY, INC.

                                                            FINANCIAL STATEMENTS
                                      Year Ended December 31, 2002 (audited) and
                      Six-Month Periods Ended June 30, 2003 and 2002 (unaudited)

                                                                 POWEREADY, INC.

                                                                        CONTENTS

INDEPENDENT AUDITORS' REPORT                                              3

FINANCIAL STATEMENTS

   Balance Sheets                                                         4
   Statements of Operations                                               5
   Statement of Stockholders' Equity (Deficit)                            6
   Statements of Cash Flows                                             7-8
   Notes to Financial Statements                                       9-19

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
POWEREADY, INC.
San Diego, California

We have audited the accompanying balance sheet of POWEREADY, INC. (see Note 1 to the financial statements) as of December 31, 2002, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of POWEREADY, INC. as of December 31, 2002, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ NATION SMITH HERMES DIAMOND

September 9, 2003

                                                                 POWEREADY, INC.

                                                                  BALANCE SHEETS

                                                                                June 30, 2003
                                                                                 (unaudited)        December 31, 2002
----------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
   Cash (Note 7)                                                                       $    41,101        $   102,640
   Accounts receivable - net (Notes 1 and 7)                                               124,213             81,430
   Inventories (Notes 1 and 2)                                                             329,860            348,695
   Prepaid expenses and other current assets                                                11,338              6,113
----------------------------------------------------------------------------------------------------------------------

Total current assets                                                                       506,512            538,878

FIXED ASSETS - NET (NOTES 1, 3, AND 6)                                                      96,371             94,755

PURCHASED INTANGIBLE ASSETS - NET (NOTES 1 AND 8)                                          658,072            749,872

GOODWILL (NOTES 1 AND 8)                                                                   848,738            848,738
----------------------------------------------------------------------------------------------------------------------
                                                                                       $ 2,109,693        $ 2,232,243
======================================================================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 CURRENT LIABILITIES
    Current portion of related party notes payable (Note 4)                            $   567,304        $   549,382
    Current portion of related party capitalized lease obligations (Note 6)                 17,513             11,192
    Accounts payable                                                                       421,650            162,349
    Accrued expenses                                                                        55,067             41,097
----------------------------------------------------------------------------------------------------------------------
 Total current liabilities                                                               1,061,534            764,020

 LONG-TERM LIABILITIES
    Related party notes payable, less current portion (Note 4)                           1,070,833          1,045,833
    Related party capitalized lease obligations, less current portion (Note 6)              51,097             33,463
----------------------------------------------------------------------------------------------------------------------
 Total long-term liabilities                                                             1,121,930          1,079,296
----------------------------------------------------------------------------------------------------------------------
 Total liabilities                                                                       2,183,464          1,843,316
----------------------------------------------------------------------------------------------------------------------
 COMMITMENTS AND CONTINGENCIES (NOTE 6)

 STOCKHOLDERS' EQUITY (DEFICIT)
    Common stock, no par value, 20,000 shares authorized,
      issued, and outstanding (Note 10)                                                  1,500,000          1,500,000
    Accumulated deficit                                                                 (1,573,771)        (1,111,073)
----------------------------------------------------------------------------------------------------------------------
 Total stockholders' equity (deficit)                                                      (73,771)           388,927
----------------------------------------------------------------------------------------------------------------------
                                                                                       $ 2,109,693        $ 2,232,243
======================================================================================================================

      The accompanying notes are an integral part of these financial statements.

                                                                 POWEREADY, INC.

                                                        STATEMENTS OF OPERATIONS

                                                          Six-Month Period Ended June 30,
                                                      ---------------------------------------       Year Ended
                                                      2003 (unaudited)       2002 (unaudited)    December 31, 2002
------------------------------------------------------------------------------------------------------------------
NET REVENUES (NOTES 1 AND 7)                             $ 1,062,401          $   575,100           $ 1,580,328

Cost of sales (Note 1)                                       776,869              661,529             1,295,749
---------------------------------------------------------------------------------------------------------------
GROSS MARGIN                                                 285,532              (86,429)              284,579

OPERATING EXPENSES
   Research and development (Note 1)                         222,232              120,512               346,848
   Selling, general, and administrative expenses             385,345              205,440               404,721
   In-process research and development
     acquired (Note 8)                                             -              375,000               375,000
   Amortization of intangible assets (Note 1)                 91,800               76,500               168,300
---------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSE                                      699,377              777,452             1,294,869
---------------------------------------------------------------------------------------------------------------
LOSS FROM OPERATIONS                                        (413,845)            (863,881)           (1,010,290)

  Interest expense                                           (48,693)             (28,142)              (73,583)
---------------------------------------------------------------------------------------------------------------
LOSS BEFORE INCOME TAX PROVISION                            (462,538)            (892,023)           (1,083,873)

Provision for income taxes (Notes 1 and 5)                       160                    -                   800
---------------------------------------------------------------------------------------------------------------
NET LOSS                                                 $  (462,698)         $  (892,023)          $(1,084,673)
===============================================================================================================

      The accompanying notes are an integral part of these financial statements.

                                                                 POWEREADY, INC.

                                     STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                   Common Stock                              Total
                                                              -----------------------    Accumulated     Stockholders'
                                                              Shares         Amount        Deficit      Equity (Deficit)
------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2001                                  11,400      $   500,000    $   (26,400)     $   473,600

   Issuance of common stock for asset acquisition (Note 8)     8,600        1,000,000              -        1,000,000

   Net loss                                                        -                -     (1,084,673)      (1,084,673)
---------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2002                                  20,000        1,500,000     (1,111,073)         388,927

   Net loss (unaudited)                                            -                -       (462,698)        (462,698)
---------------------------------------------------------------------------------------------------------------------
BALANCE AT JUNE 30, 2003 (UNAUDITED)                          20,000      $ 1,500,000    $(1,573,771)     $   (73,771)
=====================================================================================================================

      The accompanying notes are an integral part of these financial statements.

                                                                 POWEREADY, INC.

                                                        STATEMENTS OF CASH FLOWS

                                                                    Six-Month Period Ended June 30,
                                                                 ------------------------------------         Year Ended
                                                                 2003 (unaudited)    2002 (unaudited)      December 31, 2002
----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                      $  (462,698)         $  (892,023)            $(1,084,673)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation and amortization                                   121,979               90,314                 198,873
     In-process research and development acquired                          -              375,000                 375,000
     Change in operating assets and liabilities net of
        effects from purchase of IEPD CA (Note 8):
        Accounts receivable                                          (42,783)              23,451                  96,342
        Inventories                                                   18,835              (82,060)               (130,537)
        Prepaid expenses and other current assets                     (5,225)              (3,781)                 (6,113)
        Accounts payable                                             259,301               70,901                  54,420
        Accrued expenses                                              56,892               32,408                  57,475
        Customer deposits                                                  -               31,000                       -
-------------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                (53,699)            (354,790)               (439,213)
-------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of fixed assets                                               -               (1,089)                 (1,089)
-------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                      -               (1,089)                 (1,089)
-------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on related party notes payable                (200,000)                   -                (352,500)
   Proceeds from issuance of related party notes payable             200,000              359,000                 900,000
   Principal payments on capitalized lease obligations                (7,840)              (4,229)                 (9,495)
-------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities                   (7,840)             354,771                 538,005
-------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                                      (61,539)              (1,108)                 97,703

CASH AT BEGINNING OF THE PERIOD                                      102,640                4,937                   4,937
-------------------------------------------------------------------------------------------------------------------------
CASH AT END OF THE PERIOD                                        $    41,101          $     3,829             $   102,640
=========================================================================================================================

      The accompanying notes are an integral part of these financial statements.

                                                                 POWEREADY, INC.

                                                                             Six-Month Period Ended June 30,
                                                                          ----------------------------------         Year Ended
                                                                          2003 (unaudited)   2002 (unaudited)     December 31, 2002
-----------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the period for:
     Interest                                                               $    53,486         $     7,309          $    25,868
     Income taxes                                                           $       160         $         -          $       800

NONCASH INVESTING AND FINANCING ACTIVITIES:

  The Company acquired fixed assets and related capital lease obligations as follows:
                                                                            $    31,795         $    54,150          $    54,150

  In February 2002 the Company acquired certain assets and liabilities of Innovative Engineering and Product Development, Inc., (a California
  corporation) as follows (see Note 8):
--------------------------------------------------------------------------------------------------------------------------------

  Accounts receivable                                                       $         -         $   177,772          $   177,772
  Inventory                                                                           -             218,158              218,158
  Fixed assets                                                                        -              70,089               70,089
  Accounts payable                                                                    -            (107,929)            (107,929)
  In-process research and development acquired                                        -             375,000              375,000
  Current technology                                                                  -             918,172              918,172
  Goodwill                                                                            -             848,738              848,738
--------------------------------------------------------------------------------------------------------------------------------
  Fair value of assets acquired                                             $         -         $ 2,500,000          $ 2,500,000
--------------------------------------------------------------------------------------------------------------------------------
  Cancellation of amounts due from IEPD - CA to the Company                 $         -         $   500,000          $   500,000
  Related party note payable issued                                                   -           1,000,000            1,000,000
  Common stock issued                                                                 -           1,000,000            1,000,000
--------------------------------------------------------------------------------------------------------------------------------
  Total consideration                                                       $         -         $ 2,500,000          $ 2,500,000
================================================================================================================================

      The accompanying notes are an integral part of these financial statements.

                                                                 POWEREADY, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

    Nature of operations

    POWEREADY, INC. ("the Company") was incorporated in the state of Delaware in December 2000 under the name Innovative Engineering and Product Development, Inc. The Company changed its name to Poweready, Inc. in November 2002. The Company is engaged in the design, manufacture and distribution of battery management systems. Through the use of proprietary software and circuits, the Company improves the charging and discharging of batteries which enhances the performance of the battery pack and the run time of the electronic device being powered by the battery. The Company markets to customers nationally and internationally.

    On September 10, 2003, the Company entered into an agreement to sell 100% of the Company's outstanding common stock to Xicor, Inc. ("Xicor"). These financial statements have been prepared on a historical basis and do not reflect any adjustments resulting from Xicor's application of purchase accounting.

    Liquidity

    The Company had working capital deficits and net losses during all periods presented, and a stockholders' deficit at June 30, 2003. Subsequent to December 31, 2002, management secured a pledge from its majority stockholder to provide additional financing as needed to allow the Company to operate for at least the next twelve months and intends to extend the maturity date of the related party debt if necessary.

    Interim results (unaudited)

    The accompanying balance sheet as of June 30, 2003, the statements of operations and cash flows for the six-month periods ended June 30, 2003 and 2002, and related note disclosures herein are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the statement of financial position and the results of operations for these periods. Results for the interim periods presented are not necessarily indicative of the results to be expected for the full year. The data disclosed in the notes to the financial statements for these periods are unaudited.

                                                                 POWEREADY, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

    Use of estimates

    The preparation of the financial statements in conformity with generally accepted accountings principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates used in preparing these consolidated financial statements include those assumed in computing the reserve for obsolete inventory, determining the useful live of intellectual property and fixed assets. It is reasonably possible that the significant estimates used will change within the next year.

    Advertising

    Advertising costs are expensed as incurred. Advertising expense was less than $1,000 in all periods relating to the financial statements herein.

    Accounts receivable

    The allowance for doubtful accounts balance represents management's estimate of uncollectible accounts based on historical information. The allowance for doubtful accounts was less than $1,000 for all periods relating to the financial statements here-in.

    Inventories

    Inventories are stated at the lower of average cost or market. Cost includes materials, direct labor, and manufacturing overhead.

    Fixed assets

    Equipment, furniture, and fixtures are depreciated over their estimated useful lives of 3 to 7 years using the straight-line method of accounting.

    Intangible assets

    Intangible assets include approximately $750,000 at December 31, 2002 and $658,000 at June 30, 2003 relating to acquired intellectual property (see
    Note 8), amortized over its estimated useful life of five years. Acquired intellectual property is accounted for under the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002. Amortization expense was approximately $168,000 for the year ended December 31, 2002, and $92,000 and $77,000 for the six-month periods ended June 30, 2003 and 2002, respectively.

    Goodwill

    In connection with the acquisition of Innovative Engineering and Product Development, Inc., (a California corporation) ("IEPD - CA") (See Note 8) the Company has recorded goodwill for the amount the purchase price was in excess of identifiable assets. The amount included in goodwill as of December 31, 2002 and June 30, 2003 is approximately $849,000.

                                                                 POWEREADY, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

    Goodwill, cont'd

    In accordance with SFAS No. 142, goodwill resulting from this acquisition has been recognized, but will not be amortized. Goodwill on the balance sheet at December 31, 2002 will be evaluated for impairment on an annual basis under SFAS No. 144, as discussed below.

    Impairment of long lived assets

    The Company has adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Under SFAS 144, if the sum of the expected undiscounted cash flows of the long-lived assets is less than the carrying value of such assets, an impairment loss would be recognized and the assets would be written down to their estimated fair values.

    Research and development

    The Company is actively engaged in new product development efforts. Costs related to the conceptual formation and design of internally developed software are expensed as research and development as incurred. It is the Company's policy that certain internal software development costs incurred after technological feasibility has been demonstrated and which meet recoverability tests are capitalized and amortized over the estimated economic life of the product. To date, the Company has incurred no significant internal software development costs which meet the criteria for capitalization.

    Revenue recognition

    The Company recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to the customer in accordance with the terms of the agreement, when title and risk of loss have been transferred, collectibility is reasonably assured, and pricing is fixed or determinable. Revenue is recognized for engineering services as such services are rendered.

    In all cases, when the Company records a sale, no significant uncertainty exists surrounding the purchaser's obligation to pay. Costs such as doubtful receivables, sales incentives, product warranty and sales returns are estimated based on historical experience and management's expectations and are recorded at the time product or service revenue is recognized.

                                                                 POWEREADY, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

    Shipping and handling costs

    The Company records shipping and handling fees charged to customers as revenue and shipping and handling costs to expense as incurred. Shipping and handling expense was approximately $7,000 for the year ended December 31, 2002, and $2,000 and $4,000 for the six-month periods ended June 30, 2003 and 2002, respectively, which is included in cost of sales.

    Income taxes

    Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of accounts receivable, depreciation of fixed assets, and methods of accounting for inventory and intellectual property for financial and income tax reporting, as well as the tax benefits of net operating loss carryforwards. Deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax benefits are recognized for any operating losses that are available to offset future taxable income (see
    Note 5).

    New accounting standards

    In November 2002 the FASB issued Interpretation (FIN) No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Among other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees. FIN No. 45 is effective for guarantees issued or modified on or after January 1, 2003. The adoption of this interpretation is not expected to have a material effect on the financial statements.

    In January 2003 the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities." FIN No. 46's consolidation criteria are based on analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN No. 46 becomes effective on July 1, 2003. The adoption of this interpretation is not expected to have a material effect on the financial statements.

                                                                 POWEREADY, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

2.  INVENTORY

    Inventory consisted of the following:

                                 June 30, 2003       December 31,
                                  (unaudited)            2002
-----------------------------------------------------------------
Finished goods                     $ 87,852            $ 72,059
Work-in-process                      88,505             113,132
Raw materials                       153,503             163,504
---------------------------------------------------------------
                                   $329,860            $348,695
===============================================================

3.  FIXED ASSETS

    Fixed assets consisted of the following:

                                           June 30, 2003   December 31,
                                            (unaudited)       2002
-----------------------------------------------------------------------
Machinery and equipment                     $  94,146      $  64,351
Furniture, fixtures, and office
  equipment                                    49,529         47,529
Computer software and equipment                13,448         13,448
--------------------------------------------------------------------
                                              157,123        125,328
Less accumulated depreciation
  and amortization                            (60,752)       (30,573)
--------------------------------------------------------------------
                                            $  96,371      $  94,755
====================================================================

    Depreciation and amortization expense was approximately $31,000 for the year ended December 31, 2002, and $30,000 and $14,000 for the six-month periods ended June 30, 2003 and 2002, respectively.

4.  RELATED PARTY NOTES PAYABLE

    Related party notes payable consisted of the following:

                                                     June 30, 2003            December 31,
                                                       (unaudited)                2002
------------------------------------------------------------------------------------------
Note payable to a stockholder; interest at 5% per
  annum; accrued interest and principal due in
  December 2005; unsecured.                            $1,070,833              $1,045,833

Note payable to a stockholder; interest at 7% per annum; accrued interest and principal due in December 2003; unsecured.

                                                          363,382                 349,382

                                                                 POWEREADY, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

4.  RELATED PARTY NOTES PAYABLE, Cont'd

                                                     June 30, 2003            December 31,
                                                       (unaudited)                2002
------------------------------------------------------------------------------------------
Note payable to a stockholder;
  interest at 7% per annum; accrued
  interest and principal due in December
  2003; unsecured.                                        203,922                       -

Note payable to a lending company whose President
  is also the President of the Company; interest
  at 7.5% per annum; accrued interest and
  principal due in January 2003; secured by
  certain fixed assets and intellectual property;
  paid in full during 2003.                                     -                 200,000
-----------------------------------------------------------------------------------------
                                                        1,638,137               1,595,215
Less current portion                                     (567,304)               (549,382)
-----------------------------------------------------------------------------------------
Long-term portion                                      $1,070,833              $1,045,833
=========================================================================================

    Future minimum principal payments on notes payable are as follows:

Year Ending December 31,
--------------------------------------------
         2003                    $   549,382
         2004                              -
         2005                      1,045,833
--------------------------------------------
         Total                   $ 1,595,215
============================================

5.  INCOME TAXES

    The income tax provisions for the year ended December 31, 2002 and six-month periods ended June 30, 2003 and 2002 consisted only of the minimum required state payments.

    As of December 31, 2002 and June 30, 2003, a current deferred tax asset of approximately $241,000 and $394,000, respectively, had been recognized for the deductible temporary differences primarily relating to net operating losses anticipated to be carried forward. A valuation allowance was recorded for the full amount of the deferred tax assets at

                                                                 POWEREADY, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

5.  INCOME TAXES, Cont'd

    each period, as it is not more likely than not that the assets will be utilized.

    At December 31, 2002 and June 30, 2003, the Company had federal net operating losses of approximately $603,000 and $984,000, respectively, and California tax net operating losses of approximately $300,000 and $492,000, respectively. The federal and state tax loss carry-forwards will begin to expire in 2021 and 2011, respectively.

    If certain changes in the Company's ownership should occur (see Note 10), there would potentially be an annual limitation on the amount of the tax loss carry-forwards, which could be utilized in a tax year.

    The state of California has suspended the utilization of net operating losses for 2002 and 2003.

6.  COMMITMENTS AND CONTINGENCIES

    Related party operating lease

    The Company has entered into an operating lease for its office space. The master lease is with a company whose president is also the President of the Company. Total rent expense under this lease was approximately $45,000 for the year ended December 31, 2002, and $25,000 and $20,000 for the six-month periods ended June 30, 2003 and 2002, respectively.

    Future minimum payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

 Year Ending December 31,
------------------------------------------------------
          2003                            $     49,900
          2004                                  51,100
          2005                                  52,300
          2006                                  22,000
------------------------------------------------------
          Total                           $    175,300
======================================================

                                                                 POWEREADY, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

    Related party capitalized lease obligations

    The Company leases computer software and equipment, machinery and equipment, and furniture, fixtures, and office equipment under capital leases with a company whose president is also the President of the Company, which were included in fixed assets as follows:

                                          June 30, 2003     December 31,
                                           (unaudited)         2002
------------------------------------------------------------------------
Furniture, fixtures, and office
  equipment                                $  40,984         $ 38,984
Machinery and equipment                       39,865           10,070
Computer software and equipment                5,095            5,095
---------------------------------------------------------------------
                                              85,944           54,149
Less accumulated depreciation                (44,165)         (19,855)
---------------------------------------------------------------------
                                           $  41,779         $ 34,294
=====================================================================

    Depreciation expense related to these capitalized lease obligations was approximately $20,000 for the year ended December 31, 2002, and $24,000 and $9,000 for the six-month periods ended June 30, 2003 and 2002, respectively.

    Minimum future payments required under capital leases are as follows:

Year Ending December 31,
-------------------------------------------------------------------
             2003                                       $  14,400
             2004                                          14,400
             2005                                          14,400
             2006                                           8,400
-----------------------------------------------------------------
Total minimum lease payments                               51,600
Less amount representing interest                          (6,945)
-----------------------------------------------------------------
Present value of minimum lease payments                    44,655
Less current portion                                      (11,192)
-----------------------------------------------------------------
Long-term portion                                       $  33,463
=================================================================

7.  CONCENTRATIONS

    Credit risk

    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable.

                                                                 POWEREADY, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

    Credit risk, cont'd

    The Company grants unsecured credit to its customers in the ordinary course of business.

    The Company maintains cash balances at various financial institutions located in San Diego, which at times may exceed the $100,000 Federal Deposit Insurance Corporation limit. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash.

    Customers

    Customers which comprise a significant percentage of total revenue are as follows:

    Revenue (rounded to the nearest thousand):

                       Six-month Period
                      Ended June 30, 2003           Year Ended
                         (unaudited)             December 31, 2002
-------------------------------------------------------------------
Customer A                $ 383,000                 $ 639,000
Customer B                $       -                 $ 292,000
Customer C                $       -                 $ 158,000
Customer D                $ 192,000                 $       -
Customer E                $ 147,000                 $       -
===================================================================

    Accounts Receivable (rounded to the nearest thousand):

                        June 30, 2003
                          (unaudited)            December 31, 2002
------------------------------------------------------------------
Customer A                $ 22,000                   $ 13,000
Customer B                $      -                   $  9,000
Customer C                $      -                   $ 24,000
Customer D                $      -                   $      -
Customer E                $ 25,000                   $      -
==================================================================

8.  ACQUISITION

    On February 1, 2002, the Company acquired Innovative Engineering and Product Development, Inc., a California corporation (IEPD-CA), a privately held company in the business of designing and developing battery management systems. The IEPD acquisition brought the Company core technology on which the Company plans to build a product base in this market.

                                                                 POWEREADY, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

8.  ACQUISITION, Cont'd

    The acquisition was accounted for using the purchase method of accounting per Statement of Financial Accounting Standards (SFAS) No. 141. Accordingly, the estimated fair value of the assets acquired and liabilities assumed were included in our balance sheet as of February 1, 2002, the effective date of the purchase. The results of operations are included in the consolidated results of operations since the effective date of the purchase.

    The Company acquired IEPD-CA for total consideration of $2.5 million, consisting of $1.0 million of common stock (8,600 shares or 43% of the outstanding common stock of the Company), issuance of a $1.0 million dollar note payable (see Note 4) and $0.5 million in forgiveness of amounts owed to the Company by IEPD-CA. The total purchase price was allocated by management to the estimated fair value of assets acquired and liabilities assumed as follows based upon various factors:

Current technology                                   $   918,172
Goodwill                                                 848,738
Net tangible assets acquired                             358,090
----------------------------------------------------------------
Net assets acquired                                    2,125,000
In-process research and development                      375,000
----------------------------------------------------------------
Total consideration                                  $ 2,500,000
================================================================

    The amount allocated to current technology is being amortized using the straight-line method over their useful lives of 5 years. Amortization of purchased intangible assets is expected to be approximately $184,000 during 2003, 2004, 2005, 2006 and approximately $15,000 in 2007 related to the unamortized current technology balance as of December 31, 2002. The net tangible assets acquired consist primarily of accounts receivable, inventory and fixed assets, partially offset by accounts payable, which was assumed. The goodwill is expected to be deductible for tax purposes over the statutory period of 15 years, and in accordance with SFAS No. 142 will not be amortized but instead evaluated periodically to determine whether events or circumstances have occurred indicating that goodwill might be impaired.

                                                                 POWEREADY, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

8.  ACQUISITION, Cont'd

    Current technology was determined using management's estimates which used a discounted cash flow method and factors including projected financial results, and the time value of money. Projected financial results were based on a number of estimates including market growth rates, the Company's competitive position, the product roadmap, the Company's cost structure, and development timelines. Revenues related to products developed under these projects began being recognized in 2002.

    The $375,000 of in-process research and development expensed in the first quarter of 2002 related to IEPD-CA's current engineering effort that was focused on developing new technology to be incorporated in battery management systems. Management determined the value of the in-process research and development based upon various factors, including management's estimate, at the time of acquisition, of projected financial results, relative risk of successful development, time value of money, and level of completion.

    Accordingly, goodwill is recorded as the remainder of the consideration less the net assets acquired, less the current technology and in-process research and development discussed above.

9.  RELATED PARTY TRANSACTIONS

    See Notes 1, 4, and 6.

10. SUBSEQUENT EVENT

    On September 10, 2003, the stockholders of the Company entered into an agreement to sell 100% of the Company's outstanding common stock to an unrelated party. The agreement is subject to stockholder approval and a fairness hearing (unaudited).